Exhibit 10.1

Amendment to Employment Agreement

Amendment (“Amendment”), dated July 14, 2010, to the Employment Agreement (the “Agreement”), dated as of September 1, 2009, between Mistras Group, Inc. (the “Company”) and Sotirios J. Vahaviolos (“Mr. Vahaviolos”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

Background

The Company and Mr. Vahaviolos entered into the Agreement, which provides for an initial Term of two years, expiring on August 31, 2011, with renewal provisions as provided in the Agreement.

The Company and Mr. Vahaviolos desire to change the original two year Term of the Agreement to a four year Term.

Amendment to the Agreement

1. The first sentence of Section 1.1 of the Agreement is hereby amended by replacing the date “August 31, 2011” with the date “August 31, 2013.”

2. This Amendment is being made pursuant to Section 19 of the Agreement and, except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

MISTRAS GROUP, INC.

By:	/s/ Michael C. Keefe
Name:	Michael C. Keefe
Title:	Executive Vice President, General
Counsel and Secretary

/s/ Sotirios J. Vahaviolos
Sotirios J. Vahaviolos